Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261737) pertaining to the IonQ, Inc. 2021 Equity Incentive Plan, the IonQ, Inc. 2021 Employee Stock Purchase Plan and the IonQ, Inc. 2015 Equity Incentive Plan of our report dated March 28, 2022, with respect to the consolidated financial statements of IonQ, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

Tysons, Virginia

March 28, 2022